UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2011
GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, Pennsylvania	19406

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-491-7000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Merger Agreement
On March 27, 2011, GSI Commerce, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with eBay Inc. (“Parent”) and Gibraltar Acquisition Corp., a wholly owned subsidiary of Parent (“Merger Sub”).
The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent. As of the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Company common stock (other than shares held by Parent, Merger Sub, the Company or any of their respective subsidiaries or shares held by stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be canceled and converted into the right to receive $29.25 in cash, without interest (the “Merger Consideration”).
To the extent that any outstanding shares of Company common stock are unvested or subject to a repurchase option, risk of forfeiture or other contractual right as of the Effective Time, such shares will be converted into Merger Consideration that will remain unvested and subject to such rights, as applicable, and need not be paid until such time as such repurchase option, risk of forfeiture or other contractual right lapses or otherwise terminates.
Each outstanding stock option of the Company, to the extent vested immediately prior to the Effective Time will be converted into the right to receive an amount equal to the number of shares of Company common stock underlying the option multiplied by the difference between the Merger Consideration and the exercise price per share of such option. Each outstanding stock option of the Company, to the extent unvested immediately prior to the Effective Time, will be converted into an option to purchase Parent common stock in an amount equal to the number of shares of Company common stock underlying such option immediately prior to the Effective Time multiplied, multiplied by a conversion ratio defined below (the “Conversion Ratio”). Each Company restricted stock unit that is outstanding and unvested immediately prior to the Effective Time will be converted into a restricted stock unit representing the right to receive the number of shares of Parent common stock equal to the number of shares of Company common stock subject to such restricted stock unit immediately prior to the Effective Time multiplied by the Conversion Ratio. The Conversion Ratio will be the Per Share Merger Consideration divided by the average of the closing sale prices of a share of Parent common stock as reported on NASDAQ for each of the 10 consecutive trading days immediately preceding the closing date of the Merger.
The Merger Agreement was approved by a unanimous vote of the Company’s board of directors (the “Company Board”), acting upon the unanimous recommendation of the special committee composed of independent directors of the Company Board (the “Special Committee”). Mr. Michael G. Rubin, the Company’s Chairman, President and Chief Executive Officer, recused himself from the vote on the Merger and Mr. Mark Menell was not present at the meeting. All other members of the Company Board voted in favor of approving the Merger Agreement. In connection with the Company Board’s approval, Morgan Stanley & Co. Incorporated rendered its opinion to the Company Board that, as of the date of the opinion and subject to the various assumptions and qualifications set forth therein, the Merger Consideration to be received by the Company’s stockholders is fair, from a financial point of view, to such stockholders.
The Merger Agreement contains a “go-shop” provision pursuant to which the Company and its representatives are permitted to solicit, provide information to, and engage in discussions with third parties with respect to alternative acquisition proposals for a 40-day period beginning on the date of the Merger Agreement. After the 40-day “go-shop” period, the Company and its representatives will be subject to “no-shop” restrictions on their ability to solicit alternative acquisition proposals from, provide information to and engage in discussions with third parties. None of the “no-shop” restrictions shall apply for a 25-day period following the 40-day “go-shop” period with respect to any person or persons (any such person, an “Excluded Party”) from which the Company received a written acquisition proposal during the “go-shop” period, if the Company Board, acting upon the recommendation of the Special Committee, determines in good faith that such person’s alternative proposal constitutes a Superior Offer (defined below) or is reasonably likely to lead to a Superior Offer. If the Company and any Excluded Party fail to enter into a definitive agreement during such 25-day period following the 40-day “go-shop” period, such person shall cease to be an “Excluded Party” for purposes of the Merger Agreement. In addition, the restrictions on the Company’s ability to provide information to and engage in discussions with third parties shall not apply to persons from which the Company has received a written acquisition proposal not solicited in violation of the Merger Agreement if the Company Board, acting upon the recommendation of the Special Committee, determines in good faith that such person’s alternative proposal constitutes a Superior Offer or is reasonably likely to lead to a Superior Offer.
The Company Board is obligated to recommend that the Company’s stockholders adopt the Merger Agreement, subject to certain “fiduciary-out” provisions. The Company Board may, prior to the time stockholder approval is obtained, withdraw or modify the Company Board’s recommendation that the Company’s stockholders adopt the Merger Agreement if (i) a bona fide, written acquisition proposal is made to the Company and is not withdrawn; (ii) such acquisition proposal did not result from a breach in a material respect of the Merger Agreement; (iii) the Company Board, acting upon the recommendation of the Special Committee, reasonably determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of the Company’s outside legal counsel, that such acquisition proposal constitutes a Superior Offer and that, in light of such Superior Offer, the Company Board is required to withdraw or modify the Company Board’s recommendation to adopt the Merger Agreement in order for the Company Board to comply with its fiduciary obligations to the Company’s stockholders under applicable Delaware law; and (iv) no less than 24 hours prior to withdrawing or modifying the Company Board’s recommendation, the Company Board delivers to Parent a written notice stating that the Company has received a Superior Offer and setting forth certain information with respect to such Superior Offer. “Superior Offer” is defined in the Merger Agreement as a bona fide, written offer by a third party to purchase, for cash or publicly traded equity securities or a combination of cash and publicly traded equity securities, at least a majority of the outstanding shares of Company common stock or all or substantially all of the consolidated assets of the Company and its subsidiaries, which offer was not obtained or made in breach of the Merger Agreement and is on terms and conditions that the Company Board reasonably determines in good faith, after taking into account the advice of its financial advisor and the likelihood and timing of consummation of the purchase transaction contemplated by such offer, to be more favorable from a financial point of view to the Company’s stockholders than the Merger.
The Merger Agreement contains certain termination rights for both the Company and Parent. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Parent a termination fee of $74,000,000; provided that if the Company enters into a definitive agreement during the “go-shop” period or with an Excluded Party, in each instance with respect to a Superior Offer, the termination fee would be $24,000,000.
Each of the Company, Parent and Merger Sub has made representations, warranties and covenants in the Merger Agreement. The Company’s covenants include, among other things, (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger; and (ii) to comply with the “go-shop” and “no-shop” provisions referred to above.
The consummation of the Merger is subject to certain customary conditions, including, without limitation: (i) the approval by the holders of at least a majority of the outstanding shares of Company common stock entitled to vote on the Merger Agreement and the transactions contemplated thereby, including the Merger; (ii) receipt of any required approvals or expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iii) the absence of any law or order prohibiting or otherwise making illegal the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including, without limitation: (i) the accuracy of the representations and warranties made by the other party to the Merger Agreement, subject to customary materiality qualifiers; and (ii) the compliance by the other party with its obligations and preclosing covenants thereunder, subject to customary materiality qualifiers.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by (a) matters disclosed in Company filings with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement and (b) confidential disclosures made to Parent and Merger Sub in the disclosure schedule delivered in connection with the Merger Agreement; (iii) are subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. The Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, annual Proxy Statement and other documents that the Company files with the SEC.
The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Current Report on Form 8-K.
Voting and Support Agreements
In connection with the Merger Agreement, Parent entered into a Voting and Support Agreement, dated as of March 27, 2011, with Mr. Rubin (the “Rubin Support Agreement”) and Voting and Support Agreements, dated as of March 27, 2011, with each of the directors and certain officers of the Company (the “D&O Support Agreements” and together with the Rubin Support Agreement, the “Support Agreements”). The shares of the Company common stock outstanding that are beneficially owned by Mr. Rubin and such directors and officers and that are subject to the Support Agreements represent, in the aggregate, approximately 6.18% of the outstanding shares of the Company’s common stock as of March 25, 2011, the last trading day prior to the execution of the Merger Agreement.
Under the terms of the Support Agreements, each stockholder party, among other things, has agreed to vote, and has irrevocably appointed Parent as its proxy to vote, all shares of the Company’s common stock held by such stockholder at any meeting of (or action by written consent taken by) stockholders of the Company (i) in favor of the Merger and the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement; (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or other obligation of the Company under the Merger Agreement; and (iii) against certain other transactions (other than the Merger), including, among others, (a) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries, (b) any reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries, (c) any sale, lease, license or other transfer of a material portion of the rights or assets of the Company or any of its subsidiaries, (d) any change in a majority of the board of directors of the Company, or (e) any action that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions or actions contemplated by the Merger Agreement.
The stockholders subject to the Support Agreements also have agreed, among other things, (i) not to transfer or otherwise dispose, tender or grant a proxy with respect to their shares of the Company’s common stock; and (ii) to waive, in connection with the Merger and the other transactions contemplated by the Merger Agreement, any dissenters’, appraisal or other similar rights they may have with respect to their shares of the Company’s common stock.

The Rubin Support Agreement will terminate upon the earliest to occur of the date on which the Merger Agreement (i) is validly terminated; (ii) becomes effective; or (iii) is amended in a manner (a) that would reduce the amount of consideration payable to stockholders of the Company pursuant to the Merger or (b) that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect any of the transactions contemplated by the Purchase Agreements (as defined below). The D&O Support Agreements will terminate upon the earliest to occur of the date on which the Merger Agreement is validly terminated or the date upon which the Merger becomes effective.
The foregoing summary of the Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the forms of the Rubin Support Agreement and the D&O Support Agreement, as applicable, which are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference into this Current Report on Form 8-K.
Rights Agreement Amendment
In connection with the Merger, the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”) entered into an Amendment (the “Rights Amendment”) to the Rights Agreement, dated as of April 3, 2006, by and between the Company and the Rights Agent (the “Rights Agreement”). Pursuant to the Rights Amendment, the Rights Agreement has been amended to provide that: (i) the execution or announcement of, or consummation of the Merger or the related transactions contemplated by or in compliance with the terms of, the Merger Agreement, including the execution, delivery or performance of proxies or agreements to vote shares of Company common stock granted by any stockholder of the Company to Parent, Merger Sub or any of their affiliates (collectively, the “Other Parties”) shall not result or be deemed to result in a Distribution Date, Stock Acquisition Date or Triggering Event (as defined in the Rights Agreement); (ii) none of the Other Parties shall become or be deemed to become an Acquiring Person or a Principal Party (as each term is defined in the Rights Agreement) pursuant to the Rights Agreement by reason of the execution or announcement of, or consummation of the Merger or the related transactions contemplated by or in compliance with the terms of, the Merger Agreement, including the execution, delivery or performance of proxies or agreements to vote shares of the Company’s common stock granted by any stockholder of the Company to the Other Parties; (iii) the execution or announcement of, or consummation of the Merger or the related transactions contemplated by or in compliance with the terms of, the Merger Agreement, including the execution, delivery or performance of proxies or agreements to vote shares of the Company’s common stock granted by any stockholder of the Company to the Other Parties, will not require any notice to any holder of Rights (as defined in the Rights Amendment); (iv) upon the consummation of the Merger in accordance with the terms of the Merger Agreement, all Rights shall be deemed to have been redeemed in full and all rights thereunder extinguished; (v) the Rights will not separate from the Common Stock as a result of the execution, delivery or performance of the Merger Agreement or the Support Agreements or the consummation of the Merger; and (vi) none of the Company, the Other Parties or the Surviving Corporation (as defined in the Merger Agreement), nor any of their respective affiliates, shall have any obligations under the Rights Agreement to any holder (or former holder) of Rights as of or following the Effective Time.
The foregoing summary of the Rights Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rights Amendment, which is attached hereto as Exhibit 4.1 and is incorporated by reference into this Current Report on Form 8-K.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including the Company’s statements relating to the anticipated effects of the proposed Merger and its anticipated benefits if consummated. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including the risk that the Company’s stockholders may not approve the Merger and that the regulatory approvals and any other required approvals in connection with the Merger may not be obtained on the proposed terms or at the times anticipated, as well as the risk factors described Item 1A of the Company’s 2010 Annual Report on Form 10-K filed with the SEC on March 1, 2011.

Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for the Company to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement. Except as required by law, the Company assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.
Additional Information and Where to Find It
In connection with the Merger, the Company intends to file a proxy statement with the SEC, and the Company and Parent intend to file other relevant materials with the SEC. Before making any voting decision with respect to the proposed acquisition, stockholders of the Company are urged to read all relevant documents filed with the SEC when they become available, including the Company’s proxy statement, because they will contain important information about the proposed transaction, the Company and Parent. A definitive proxy statement will be sent to holders of Company stock seeking their approval of the proposed transaction.
Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, Company stockholders may obtain free copies of the documents filed with the SEC when available by contacting the Company’s Investor Relations at 935 First Avenue, King of Prussia, Pennsylvania, 19406. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by the Company with the SEC at the SEC public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
The directors, executive officers and other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of the Company is available in the Company’s 2010 Annual Report on Form 10-K, filed with the SEC on March 1, 2011, and the proxy statement for the Company’s 2010 Annual Meeting of Stockholders, filed with the SEC on April 13, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 3.03	Material Modification to Rights of Security Holders
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement — Rights Agreement Amendment” is incorporated herein by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
Change of Control Agreement
On March 27, 2011, the Company Board approved the entry into a change in control agreement with Mr. Damon Mintzer, the Company’s Executive Vice President, Sales. This agreement conforms to the form of change in control agreement that was previously filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2010 and is incorporated herein by reference (the “Form of Change in Control Agreement”). Among other things, this agreement provides for a “double trigger” mechanism, requiring both a change in control and an ensuing negative employment action before severance is payable. Generally, this change in control provision provides that, upon the occurrence of both trigger events, all previously unvested equity awards held by Mr. Mintzer will vest in full, and the post-termination exercise period for stock options will be extended until the option’s expiration date.

The foregoing summary is qualified in its entirety by reference to the complete text of the Form of Change in Control Agreement.
Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards
On March 25, 2011, the Company Board granted to Michael R. Conn, Executive Vice President, Finance, and Chief Financial Officer of the Company, a restricted stock unit award under the GSI Commerce, Inc. 2010 Equity Incentive Plan (the “Plan”) to acquire 200,000 shares of the Company’s common stock. One half of the award is governed by the terms of the Form of Restricted Stock Unit Grant Notice Under the GSI Commerce, Inc. 2010 Equity Incentive Plan previously filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2010 and incorporated herein by reference (the “Form of RSU Grant”). The second half of the award (the “Additional Amount”) is governed by terms identical to the Form of RSU Grant, except that: (i) fifty percent of the Additional Amount vests on March 25, 2014, (ii) the remaining fifty percent of the Additional Amount vests on March 25, 2015, and (iii) the Additional Amount will vest immediately in full in the event of a Change of Control (as defined in the Change of Control Agreement, dated as of August 8, 2006, by and between the Company and Mr. Conn (the form of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 8, 2006 and incorporated herein by reference)), provided Mr. Conn remains in Continuous Service (as defined in the Plan) through the date of such Change of Control. Vesting of restricted stock unit awards results in the delivery to Mr. Conn of shares of the Company’s common stock.
In connection with the grant of the Additional Amount, Mr. Conn will enter into a Restricted Stock Unit Agreement with the Company in the form attached hereto as Exhibit 10.1 (the “Conn Form of RSU Grant”). The foregoing summary is qualified in its entirety by reference to the complete text of the Form of RSU Grant and the Conn Form of RSU Grant, which are incorporated herein by reference.
On March 25, 2011, the Company Board granted to Mr. Rubin a restricted stock unit award under the Plan to acquire 27,000 shares of the Company’s common stock in satisfaction of the obligation of the Company to issue to Mr. Rubin a restricted stock unit award for a number of shares with a fair market value equal to $675,000 pursuant to the Employment Agreement between the Company and Mr. Rubin, dated August 23, 2006. The March 25, 2011 restricted stock unit award will vest as to 25% of the total number of shares subject to the award on March 25 of each of 2012, 2013, 2014 and 2015. Such vesting will be subject to Mr. Rubin’s Continuous Service (as defined in the Plan) to the Company and to acceleration in certain circumstances following a change in control. Vesting of restricted stock unit awards results in the delivery to Mr. Rubin of shares of the Company’s common stock.
On March 27, 2011, the Company Board approved the acceleration of the outstanding and unvested performance restricted stock unit granted to Mr. Rubin on March 25, 2011 immediately prior to the Effective Time. As a result of the acceleration, the applicable performance criteria would be deemed met and the entire 72,239 units granted would be paid. Further, the time-based vesting portion will fully accelerate immediately prior to the Effective Time so that the 72,239 units are earned and Mr. Rubin will receive a portion of the Merger Consideration in accordance with the terms of the Merger Agreement.
On March 27, 2011, the Company Board approved the acceleration of the outstanding and unvested performance restricted stock units granted to each of Messrs. Conn, Mintzer and J. Scott Hardy, Executive Vice President, Business Management, on March 31, 2010 immediately prior to the Effective Time. As a result of the acceleration, the applicable performance criteria would be deemed met at the target level of performance, but the grants will remain subject to time-based vesting through the applicable vesting date as set forth in the award agreement evidencing such performance restricted stock units.

Transaction Incentive Agreements
On March 27, 2011, the Company Board approved the entry into Transaction Incentive Agreements (the “Incentive Agreements”) with Messrs. Conn, Mintzer, Hardy and Christopher Saradakis, the Company’s Chief Executive Officer, Global Marketing Services. Mr. Rubin is not a party to an Incentive Agreement. The Incentive Agreements provide additional incentive compensation to these officers, whose continuing services, leadership and support are valuable to the Company in connection with a “Sale of the Company” (as defined in the Incentive Agreements).
Under the Incentive Agreements, Messrs. Saradakis and Mintzer will each receive an amount equal to $5,000,000, and Mr. Hardy will receive an amount equal to $2,000,000, upon the third anniversary of a Sale of the Company. Mr. Conn will receive an amount equal to $5,000,000, which will be paid in installments of $3,000,000 and $2,000,000 upon the consummation of a Sale of the Company and upon the six-month anniversary of a Sale of the Company, respectively. Except as provided below, each of these officers must be employed with the Company through the applicable payment date(s) in order to receive his incentive payment(s).
If, prior to a Sale of the Company, any of these officers ceases to be an employee of the Company in good standing, then he will forfeit his right to payment under his Incentive Agreement. If, prior to the applicable payment date, any such officer’s employment is terminated by the Company without “cause” or any such officer terminates his employment for “good reason,” subject to execution and non-revocation of a release, the Company will pay to such officer, within ten days following his date of termination, an amount of his incentive payment which would otherwise have become payable under the terms of the Incentive Agreement as if such employee was employed through the applicable payment date. If, prior to the applicable payment date, any such officer terminates employment by reason of his death or disability, the Company will pay to such officer (or his estate in the event of death), within ten days following his date of termination, an amount equal to the aggregate amount of his incentive payment multiplied by a fraction, the numerator of which is the number of days that elapsed between the date of the Incentive Agreement and the date of such officer’s death or disability, and the denominator of which is the number of days that elapsed between the date of the Incentive Agreement and the consummation of the Sale of the Company.
Under the Incentive Agreements, the term “Sale of the Company” means:
•	any person, entity or group acting in concert becomes the beneficial owner of more than fifty percent (50%) of the combined voting power of the Company’s voting securities, subject to exceptions for financings and changes resulting from the Company’s purchases of its voting securities;

•	the Company is a party to a merger, consolidation or similar transaction and, immediately after the completion of such transaction, the Company stockholders immediately prior to such transaction do not beneficially own more than fifty percent (50%) of the combined outstanding voting power of either the surviving entity in such transaction or the parent of the surviving entity in such transaction, in each case in substantially the same proportions as their ownership of the Company outstanding voting securities immediately prior to such transaction;

•	the Company’s stockholders or the Board of Directors approves a plan for its complete dissolution or liquidation, or its complete dissolution or liquidation otherwise occurs;

•	the Company completes a sale, lease, exclusive license or other disposition of all or substantially all of its consolidated assets, other than a sale, lease, license or other disposition to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are beneficially owned by the Company’s stockholders in substantially the same proportions as their ownership of the Company’s outstanding voting securities immediately prior to such transaction; or

•	if a majority of the Company’s directors as of the effective date of the agreement are replaced other than in specified circumstances.
The Merger, if consummated, will be deemed a Sale of the Company for purposes of the Incentive Agreements.

Under the Incentive Agreements, “cause” is defined as a good faith determination by the Company’s Board or the Compensation Committee that the relevant officer:
•	was grossly negligent or engaged in willful misconduct in the performance of his duties; or

•	was convicted of, or entered a plea of guilty to, a crime involving a felony or any criminal offense constituting fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof, other than an automobile offense; or

•	intentionally and materially violated any contract or agreement between the named executive officer and the Company, the Company’s code of business conduct or any of the Company’s material policies, unless done, or omitted to be done, in good faith and with the reasonable belief that the action or omission was in the Company’s best interests; and

•	the named executive officer has not remedied such matter within thirty (30) days of the Company giving the named executive officer written notice of its intention to terminate his employment within ninety (90) days.
Under the Incentive Agreements, “good reason” means:
•	a material reduction in the named executive officer’s duties, positions, titles, offices, authority or responsibilities relative to the duties, position, titles, offices, authority or responsibilities in effect immediately prior to the Sale of the Company; the assignment to the named executive officer of any duties or responsibilities that are substantially inconsistent with the named executive officer’s duties, positions, titles, offices, authority or responsibilities as in effect immediately before such assignment; or any removal of the named executive officer from or failure to reappoint or reelect the named executive officer to any of such positions, titles or offices; except that if such event occurs solely from the fact that the Company is no longer a publicly traded and listed company, it will not by itself constitute good reason;

•	a reduction in the greater of named executive officer’s (i) base salary as in effect immediately prior to the Sale of the Company or (ii) base salary at such higher level as may be determined following a Sale of the Company;

•	a reduction in the greater of the named executive officer’s (i) bonus or other cash incentive compensation opportunity as in effect immediately prior to the Sale of the Company, or (ii) bonus or other compensation opportunity at such higher level as may be determined following a Sale of the Company; a reduction or negative change in the named executive officer’s equity award or other long-term non-cash incentive opportunities (the value of which is measured as of the date of grant using a reasonable valuation methodology consistently applied); or a reduction or negative change in the named executive officer’s benefits other than base salary, bonus or other cash and non cash incentive compensation as in effect immediately prior to the Sale of the Company; except that good reason shall not exist under this clause if after a Sale of the Company, the Company offers the named executive officer a range of cash and non-cash bonus and incentive opportunities and other benefits which, taken as a whole, are comparable to the cash and non-cash bonus and incentive opportunities and other benefits provided to the named executive officer immediately prior to the Sale of the Company;

•	the Company’s failure to timely pay or provide to the named executive officer any portion of the named executive officer’s compensation or benefits then due to the named executive officer;

•	a relocation of the named executive officer’s principal place of employment that will result in an increase of more than thirty miles in the named executive officer’s one-way commute as compared to the named executive officer’s one-way commute prior to the change of control;

•	any material breach by the Company of the Incentive Agreement or any other material agreement between the Company and the named executive officer, including any employment agreement, indemnification agreement or agreement relating to any equity award; or

•	the Company’s failure to obtain, before a Sale of the Company occurs, an agreement in writing from any successors and assigns to all or substantially all of the Company’s business or assets to assume and agree to perform the Incentive Agreement unless otherwise assumed by such successors and assigns by operation of law.
Under the Incentive Agreements, the relevant officers and the Company may mutually agree, in writing, that the Company will pay the incentive payment prior to the applicable payment date, including when such payment is to be made to such officer and whether such payment is subject to such officer’s execution and non-revocation of a release.
If any payment that any such officer would receive under the Incentive Agreement constitutes a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payment will be reduced to an amount that yields the largest net payment to such officer (after taking into account all applicable federal, state, and local employment taxes, income taxes and the excise tax, all computed at the highest applicable rate).
Messrs. Saradakis, Mintzer and Hardy will each enter into an Incentive Agreement with the Company in the form attached hereto as Exhibit 10.2, and Mr. Conn will enter into an Incentive Agreement with the Company in the form attached hereto as Exhibit 10.3. The foregoing summary is qualified in its entirety by reference to the complete text of the forms of Incentive Agreements that are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
On March 28, 2011, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.3 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company.

Item 8.01	Other Events
On March 27, 2011, concurrently with the execution of the Merger Agreement, Parent and NRG Commerce, LLC, a Delaware limited liability company wholly-owned by Mr. Rubin (“Purchaser”), entered into a stock purchase agreement (the “Purchase Agreement”) pursuant to which Purchaser would acquire (i) 100% of the outstanding shares of capital stock of TeamStore, Inc. and 100% of the outstanding membership interests and other equity interests of Fanatics, LLC (collectively, the “Licensed Sports Business”), (ii) 70% of the outstanding shares of capital stock of RueLaLa, Inc. (“RueLaLa”) and (iii) 70% of the outstanding shares of capital stock of ShopRunner, Inc. (“ShopRunner” and, together with the Licensed Sports Business and RueLaLa, the “Purchased Entities”) for purchase prices of $330,000,000, $122,500,000 and $45,500,000, respectively, in each case on the terms and subject to the conditions set forth in the Purchase Agreement. Each of the Purchased Entities is a direct or indirect wholly-owned subsidiary of the Company. Completion of the acquisition of the Purchased Entities is subject to customary conditions to closing, including the closing of the Merger.

Item 9.01	Financial Statements and Exhibits.
2.1	Agreement and Plan of Merger, dated as of March 27, 2011, by and among eBay Inc., Gibraltar Acquisition Corp. and GSI Commerce, Inc. (The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.)

4.1	Amendment to Rights Agreement, dated as of March 27, 2011, between GSI Commerce, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent

10.1	Form of Restricted Stock Unit Award Grant for Michael R. Conn

10.2	Form of Transaction Incentive Agreement for Christopher Saradakis, Damon Mintzer and J. Scott Hardy

10.3	Form of Transaction Incentive Agreement for Michael R. Conn

99.1	Form of Voting and Support Agreement entered into between eBay Inc. and Michael G. Rubin

99.2	Form of Voting and Support Agreement entered into between eBay Inc. and the following directors and officers of GSI Commerce, Inc.: M. Jeffrey Branman, Michael J. Donahue, Ronald D. Fisher, John A. Hunter, Josh Kopelman, Mark S. Menell, Jeffrey F. Rayport, David Rosenblatt, Lawrence S. Smith, Andrea M. Weiss, Michael R. Conn, James Flanagan, J. Scott Hardy, Damon Mintzer and Christopher Saridakis

99.3	Joint Press Release of GSI Commerce, Inc. and eBay Inc., dated March 28, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.
March 28, 2011	By:	/s/ Michael R. Conn
		Name:	Michael R. Conn
		Title:	Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 27, 2011, by and among eBay Inc., Gibraltar Acquisition Corp. and GSI Commerce, Inc. (The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.)
4.1	Amendment to Rights Agreement, dated as of March 27, 2011, between GSI Commerce, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent
10.1	Form of Restricted Stock Unit Award Grant for Michael R. Conn
10.2	Form of Transaction Incentive Agreement for Christopher Saradakis, Damon Mintzer and J. Scott Hardy
10.3	Form of Transaction Incentive Agreement for Michael R. Conn
99.1	Form of Voting and Support Agreement entered into between eBay Inc. and Michael G. Rubin
99.2	Form of Voting and Support Agreement entered into between eBay Inc. and the following directors and officers of GSI Commerce, Inc.: M. Jeffrey Branman, Michael J. Donahue, Ronald D. Fisher, John A. Hunter, Josh Kopelman, Mark S. Menell, Jeffrey F. Rayport, David Rosenblatt, Lawrence S. Smith, Andrea M. Weiss, Michael R. Conn, James Flanagan, J. Scott Hardy, Damon Mintzer and Christopher Saridakis
99.3	Joint Press Release of GSI Commerce, Inc. and eBay Inc., dated March 28, 2011